                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY

                      UNDER THE TRUST INDENTURE ACT OF 1939

                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) ___
                                    --------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                         36-0899825
                                         (I.R.S. employer identification number)

One First National Plaza, Chicago, Illinois            60670-0126
(Address of principal executive offices)               (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                                    --------

                              U S WEST FINANCING I
          (Exact name of co-registrant as specified in its charter)

         Delaware                                   To Be Applied For
(State or other jurisdiction of             (IRS Employer Identification No.)
incorporation or organization)

7800 East Orchard Road
Englewood, Colorado                                       80111
(Address of Principal Executive Offices)               (Zip Code)

                                 U S WEST, INC.
          (Exact name of co-registrant as specified in its charter)

         Colorado                                   To Be Applied For
(State or other jurisdiction of             (IRS Employer Identification No.)
incorporation or organization)

7800 East Orchard Road
Englewood, Colorado                                       80111
(Address of principal executive office)                (Zip Code)


                  Preferred Securities of U S WEST Financing I
              Guarantee of Preferred Securities of U S WEST, Inc.
                       (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C..

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 13th day of April, 1995.


                                   The First National Bank of Chicago,
                                   Trustee,



                                   By:  /S/ STEVEN M. WAGNER
                                      -------------------------------------
                                      Steven M. Wagner, Vice President

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                   April 13, 1995


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In connection with the qualification of (i) an Amended and Restated Declaration of Trust of U S West Financing I and (ii) a Preferred Securities Guarantee Agreement of U S WEST, Inc. for the benefit of the holders of Preferred Securities of U S WEST Financing I, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By:  /S/ STEVEN M. WAGNER
                                      -------------------------------------
                                      Steven M. Wagner, Vice President

                                    EXHIBIT 7

     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


Legal Title of Bank:     The First National Bank of Chicago                          Call Date:  12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                                              Page RC-1
City, State  Zip:        Chicago, IL 60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1994

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET
                                                                                                           C400           (--
                                                                  DOLLAR AMOUNTS IN                     ------------    --------
                                                                      THOUSANDS                  RCFD   BIL MIL THOU
                                                                  -----------------              ----   ------------

ASSETS

1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and
       coin(1) . . . . . . . . . . . . . . . . . . . . . . .                                     0081      3,776,149    1.a.
    b. Interest-bearing balances(2). . . . . . . . . . . . .                                     0071      7,670,634    1.b.
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B,
       column A) . . . . . . . . . . . . . . . . . . . . . .                                     1754        163,225    2.a.
    b. Available-for-sale securities (from Schedule RC-B,
       column D) . . . . . . . . . . . . . . . . . . . . . .                                     1773        533,857    2.b.
3.  Federal funds sold and securities purchased under
    agreements to resell in domestic offices of the bank
    and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold. . . . . . . . . . . . . . . . . .                                     0276      4,037,205    3.a.
    b. Securities purchased under agreements to resell . . .                                     0277        423,381    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from
       Schedule RC-C). . . . . . . . . . . . . . . . . . . .      RCFD 2122 15,617,618                                  4.a.
    b. LESS:  Allowance for loan and lease losses. . . . . .      RCFD 3123    351,191                                  4.b.
    c. LESS:  Allocated transfer risk reserve. . . . . . . .      RCFD 3128       0                                     4.c.
    d. Loans and leases, net of unearned income, allowance,
       and reserve (item 4.a minus 4.b and 4.c). . . . . . .                                     2125     15,266,427    4.d.
5.  Assets held in trading accounts. . . . . . . . . . . . .                                     3545      8,227,304    5.
6.  Premises and fixed assets (including capitalized
    leases). . . . . . . . . . . . . . . . . . . . . . . . .                                     2145        512,222    6.
7.  Other real estate owned (from Schedule RC-M) . . . . . .                                     2150         46,996    7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M). . . . . . . .                                     2130          7,571    8.
9.  Customers' liability to this bank on acceptances
    outstanding. . . . . . . . . . . . . . . . . . . . . . .                                     2155        507,151    9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . .                                     2143        120,504    10.
11. Other assets (from Schedule RC-F). . . . . . . . . . . .                                     2160      1,250,306    11.
12. Total assets (sum of items 1 through 11) . . . . . . . .                                     2170     42,542,932    12.


- ----------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposits not held in trading accounts.



Legal Title of Bank:     The First National Bank of Chicago                          Call Date:  12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Suite 0460                                                              Page RC-2
City, State  Zip:        Chicago, IL 60670-0460
FDIC Certificate No.:    0/3/6/1/8
                         ---------

SCHEDULE RC-CONTINUED

                                                                  DOLLAR AMOUNTS IN
                                                                      THOUSANDS                         BIL MIL THOU
                                                                  -----------------                     ------------

LIABILITIES

13. Deposits
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part I) . . . . . . . . . . . . .                                RCON 2200     15,103,504    13.a.
       (1) Noninterest-bearing(1). . . . . . . . . . . . . .      RCON 6631  6,129,078                                  13.a.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . .      RCON 6636  8,974,426                                  13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II). . . . . . . .                                RCFN 2200     10,633,999    13.b.
       (1) Noninterest bearing . . . . . . . . . . . . . . .      RCFN 6631    460,916                                  13.b.(1)
       (2) Interest-bearing. . . . . . . . . . . . . . . . .      RCFN 6636 10,173,083                                  13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the
    bank and of its Edge and Agreement subsidiaries, and
    in IBFs:
    a. Federal funds purchased . . . . . . . . . . . . . . .                                RCFD 0278      2,883,499    14.a.
    b. Securities sold under agreements to repurchase. . . .                                RCFD 0279        502,401    14.b.
15. a. Demand notes issued to the U.S. Treasury. . . . . . .                                RCON 2840        112,289    15.a.
    b. Trading Liabilities . . . . . . . . . . . . . . . . .                                RCFD 3548      4,798,720    15.b.
16. Other borrowed money:
    a. With original maturity of one year or less. . . . . .                                RCFD 2332      2,355,421    16.a.
    b. With original maturity of more than one year. . . . .                                RCFD 2333        382,801    16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases . . . . . . . . . . . . . . . . . . . . . . . . .                                RCFD 2910        275,794    17.
18. Bank's liability on acceptance executed and
    outstanding. . . . . . . . . . . . . . . . . . . . . . .                                RCFD 2920        507,151    18.
19. Subordinated notes and debentures. . . . . . . . . . . .                                RCFD 3200      1,225,000    19.
20. Other liabilities (from Schedule RC-C) . . . . . . . . .                                RCFD 2930        860,989    20.
21. Total liabilities (sum of items 13 through 20) . . . . .                                RCFD 2948     39,641,568    21.
22. Limited-Life preferred stock and related surplus . . . .                                RCFD 3282          0        22.

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus. . . . . .                                RCFD 3838          0        23.
24. Common stock . . . . . . . . . . . . . . . . . . . . . .                                RCFD 3230        200,858    24.
25. Surplus (exclude all surplus related to preferred
    stock) . . . . . . . . . . . . . . . . . . . . . . . . .                                RCFD 3839      2,273,657    25.
26. a. Undivided profits and capital reserves. . . . . . . .                                RCFD 3632        431,545    26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities . . . . . . . . . . . .                                RCFD 8434         (4,184)   26.b.
27. Cumulative foreign currency translation adjustments. . .                                RCFD 3284           (512)   27.
28. Total equity capital (sum of items 23 through 27). . . .                                RCFD 3210      2,901,364    28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28) . . . . . .                                RCFD 3300     42,542,932    29.

Memorandum
To be reported only with the March Report of Condition.
1.  Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external                 Number
    auditors as of any date during 1993. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ./RCFD 6724  N/A/    M.1.


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- ----------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
